SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2005
Commission file number 1-8777
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	95-1613718

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2027 Harpers Way, Torrance, California	90501

(Address of principal executive officer)	(Zip Code)
Registrant’s telephone number, including area code (310) 533-0474
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
On October 18, 2005, Virco Mfg. Corporation (the “Company”) issued a press release announcing a combination price increase and operating realignment. The restructuring, announced on October 17, 2005, will involve voluntary and involuntary layoffs, job reassignments, and the conversion of positions from full-time to seasonal or part-time status. This action is being taken in response to the impact of volatile raw material and fuel costs on operating margins. The Company completed the restructuring on October 20, 2005. The Company estimates that the one-time termination costs associated with this course of action will be approximately $800,000.
The Company’s press release is attached hereto as Exhibit 99.1.
Item 9.01. EXHIBITS

Exhibit
Number	Description
99.1	Press Release dated October 18, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virco Mfg. Corporation
Date: October 21, 2005	By:	/s/ Robert A. Virtue
Robert A. Virtue
Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated October 18, 2005.

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